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EXHIBIT 99.1

C O R P O R A T E    P A R T I C I P A N T S

Frank Stronach
Magna Entertainment Corporation — Chairman and Interim CEO

Blake Tohana
Magna Entertainment Corporation — EVP and CFO

Joe De Francis
Magna Entertainment Corporation — EVP of Technology

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Peter Sklar
BMO Nesbitt Burns — Analyst

George Smith
Davenport & Co. of Virginia, Inc. — Analyst

Brian Warner
Performance Capital — Analyst

Steve Velgot
Cathay Financial — Analyst

Ryan Worst
Brean Murray — Analyst

James Mosher
The Daily Record — Analyst

Anoop Prihar
GMP Securities — Analyst

Brett Fialkoff
PQ Management — Analyst

P R E S E N T A T I O N

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Magna Entertainment Announcement of Second Quarter Results Conference Call.

[OPERATOR INSTRUCTIONS]

I would now like to turn the conference over to Mr. Frank Stronach, Chairman and Interim Chief Executive Officer of Magna Entertainment. Please go ahead, sir.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Yes. Thank you very much, and welcome to everyone. And I have, with me, Blake Tohana, Chief Financial Officer of MEC; and Joe De Francis, Executive Vice President of MEC. And Blake Tohana will give you a financial overview, and then all three of us will be happy to answer any questions you might have. Blake, you want to go ahead?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Thank you, Frank, and good morning everyone. Today, I'm going to review our financial results for the second quarter and six months ended June 30, 2006.

Let me begin, as usual, by reminding you that this call will include forward-looking statements within the meaning of applicable securities legislation. Rather than read the disclaimer to you, I refer you to the forward-looking statement paragraphs of the press release we issued last evening.

I would like to note that our financial results are in US dollars. Also, certain comparative amounts for the second quarter and six months ended June 30, 2005 have been reclassified to reflect discontinued operations. Discontinued operations for 2006 reflect the results of a restaurant and related real estate located in the United States, the sale of which was completed in May 2006.

Discontinued operations for 2005 reflect, in addition to the results of the restaurant and related real estate just noted, the results of Flamboro Downs, the sale of which was completed in October 2005, and Maryland-Virginia Racing Circuit, the sale of which was completed in September 2005.

Our consolidated revenues for the second quarter of 2006 were $185 million, an increase of $16 million or 10% compared to the same period of 2005. This increase was primarily due to $15 million of gaming revenues at the Remington Park casino facility, which opened in November 2005, and produced an average daily net win per machine of $252 in the second quarter of 2006.

Our consolidated revenues for the six months ended June 30, 2006 were $465 million, an increase of $52 million or 13% compared to the same period of 2005. This increase was primarily due to the following. $30 million of gaming revenues at the Remington Park casino facility; an increase of $13 million at our California operations, due to a change in the racing calendar at Golden Gate Fields, which resulted in 15 additional live race days for the six months ended June 30, 2006 compared to the same period of last year; an increased attendance, handle and wagering revenues at Santa Anita Park, resulting from better weather and more effective marketing efforts; an increase of $6 million at our Florida operations due to the opening of the new clubhouse facility at Gulfstream Park on January 4, 2006; and an increase of $5 million at our Maryland operations, primarily due to increased wagering revenues at Laurel Park, resulting from additional live race days and increased average field size.

Consolidated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for the second quarter of 2006 was $3 million, which was consistent with the prior year period. EBITDA for the second quarter of 2006 was positively impacted by the following, an EBITDA contribution of $4 million this quarter from the gaming operations at Remington Park's casino facility, and an EBITDA improvement of $2 million at our European operations, primarily due to increased wagering activity and cost reductions at our European operations.

These improvements were offset by an EBITDA decrease of $3 million at our corporate office, primarily due to severance costs and increased professional fees, stock-based compensation expense, and bank charges; and an EBITDA decrease of $3 million at our technology operations, primarily due to adjustments recorded at XpressBet this quarter for asset write-offs and increased accruals.

Consolidated EBITDA for the six months ended June 30, 2006 was $29 million, an increase of $14 million compared to the same period of 2005. The improvement in EBITDA is primarily due to several of the same factors noted previously, which impacted our results. A reconciliation of EBITDA to GAAP financial measures for the second quarter and six months ended June 30, 2006 can be found in "Note 12" to our consolidated financial statements, which were included in our press release issued yesterday evening.

Our net loss from continuing operations for the second quarter of 2006 increased $10 million, to $27 million, due to increased interest expense as a result of the Gulfstream Park and Remington Park project financings and bridge loan facility with our parent company, and increased depreciation primarily as a result of the redevelopments at Gulfstream Park and Remington Park. Diluted loss per share from continuing operations increased $0.10, to $0.26 per share, in the second quarter of 2006.

For the six months ended June 30, 2006, our net loss from continuing operations increased $3 million, to a net loss of $25 million, as EBITDA improvements in the current year were offset by increased interest expense and depreciation. Diluted loss per share from continuing operations increased $0.02, to a loss of $0.23 per share.

From a cash flow perspective, in the second quarter of 2006, we generated total cash inflows of $25 million from continuing operations, which included $18 million of advances and long-term debt with our parent company, $5 million from the issuance of other long-term debt, and $1 million on the disposal of real estate properties and fixed assets.

Cash used in the second quarter of 2006 of $46 million was used for the following purposes. $25 million was invested in real estate properties, fixed and other asset additions; $7 million was used in operations; $6 million was used to repay long-term debt; $6 million was used to repay amounts under our senior secured revolving credit facility; and $2 million was used to repay advances and long-term debt with our parent company.

For the six months ended June 30, 2006, we had total cash and proceeds of $74 million from continuing operations, which included $61 million of advances and long-term debt with our parent company, $8 million on the disposal of real estate properties and fixed assets, and $5 million from the issuance of other long-term debt.

Cash used in the six months ended June 30, 2006 of $91 million was used for the following purposes. $57 million was invested in real estate properties, fixed and other asset additions; $11 million was used in operations; $16 million was used to repay long-term debt; $6 million was used to repay amounts under our senior secured revolving credit facility; and $2 million was used to repay advances and long-term debt with our parent.

Looking at our cash position. We had a cash balance of $36 million at June 30, 2006 compared to $51 million at December 31, 2005. Looking at our capital structure. Total capitalization at June 30, 2006 consisted of $447 million of equity and $593 million of long-term debt.

While our financial results from continuing operations for the second quarter of 2006 have worsened compared to the same period last year, primarily due to increased interest expense and depreciation this quarter. We remain encouraged that we are making progress and are headed in the right direction.

Our announcements last week regarding the Meadows share transaction, the financing for slots at Gulfstream Park, the amendment and extensions to our senior secured credit facility and bridge loan, and the exercise of our purchase option for AmTote International were all very positive developments for the Company. We are also continuing to pursue other asset sales and remain focused on reducing debt.

I would now like to turn this conference call back over to the operator and open the call up for questions.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Thank you, Blake.

Q U E S T I O N    A N D    A N S W E R

Operator

[OPERATOR INSTRUCTIONS] Our first question comes from the line of Peter Sklar of BMO Nesbitt Burns. Please go ahead, sir.

Peter Sklar — BMO Nesbitt Burns — Analyst

Hi. Good morning. Just a few questions. One on the ongoing financing of the Company. In previous — I think, I believe, in the previous call, you had talked about that financing could come from joint ventures or equity issues. I'm wondering if you could give an update there. Do you still have intentions of those kinds of financing?

And as well, I would presume that at Gulfstream Park, you've financed the first 500 slots. I assume that for the remaining 1,000 slots that you do have an intention to get them up and running would require a separate facility that would require considerable capital. I'm just wondering what your thoughts are in terms of sources of capital to develop the slots at Gulfstream?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

It's Frank Stronach. As we said, we have a number of choices. The most logical might be new equity. And there are interesting parties on that. Then, naturally, we have — we can sell assets or portions of our racetrack.

Especially, we have a high interest on the facilities where we do have slots or where there is a good chance to get slots. So we have those. And everybody knowing me, I'm very much against debt. And I'm somewhat optimistic, by the end of this year, we will reduce that drastically.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

And Peter, with respect to Gulfstream, the 500 machines that we arranged financing for. That's going in the existing building, and the expectation is to open that in the fall of this year. With respect to the other 1,000 slots, we were looking at addition to the building, but we'll look at financing at that time when we make that decision.

Peter Sklar — BMO Nesbitt Burns — Analyst

And what's your timeline to build out for the remaining 1,000 slots?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

I think the 1,000 — it makes a lot of sense. We have reached, you know, an agreement with the horsemen. So I think the numbers are clearly there. And so we would like to do it actually as soon as possible.

Peter Sklar — BMO Nesbitt Burns — Analyst

Okay. And Frank, I think, you mentioned previously that there is an intention to sell the two golf courses. Where are you on those two transactions?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

I think we're very close on those two transactions. MEC, you know, they have outside directors and special committee, the same Magna had, and I think they're very close now. So I think they are haggling a little bit over price there, but again I'm optimistic that in the next two weeks that should be done.

Peter Sklar — BMO Nesbitt Burns — Analyst

Okay. And lastly, where are you in the search for a CEO, so you could remove yourself from these interim duties?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

We have a special committee by the Board of Directors, and we — there's one candidate, which some of our directors liked a lot. And I think he looks okay to me. What we will be doing is because we're going to be extra careful that I think a prospective CEO would have to be first an executive VP. And then we would kind of assess it, and then — and hopefully, that would lead to somebody being the CEO. And I would look forward to that.

Peter Sklar — BMO Nesbitt Burns — Analyst

Okay. Thanks very much.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Thank you.

Operator

Our next question comes from the line of George Smith of Davenport and Company. Please go ahead.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

Morning. A question regarding Gulfstream and the budget there. What right now is the total budget, and what portion of that is slot-related?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

The total budget for Gulfstream is about $195 million, of which 20 million of that is slots.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

Okay. Well, I guess, inclusive of what's already been spent, what's —

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

The 175, George, was for the reconstruction of the racing services, part of the backstretch, and the clubhouse. And then, the incremental 20 is for the renovations in the [FFE] and the slot machines for those slot facilities.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

Okay. So adding up everything that's been spent and that's going to be spent, we're only at 195. I thought really more in the realm of 250 to 300.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

No. If we go ahead and do the additional Phase II of the slot facilities to have the additional 1,000 machines, then there will be additional capital required.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

50 million, I believe

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes. We're still going through that. Yes.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

And I guess it's fairly easy to pinpoint, you know, a type of return you can get on the slot spend. What type of return would you expect to get on the non-slot spend? And do you think you can get EBITDA back to — I guess, racing EBITDA back to pre-construction levels?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

You see, with all the new technologies, basically, that has disrupted the whole racing industry. And I think we — it's sort of we're getting our hands around now. And perhaps, Joe could — Joe De Francis could, perhaps, maybe, give you a bit of an overview, with all the offshore betting facilities and so on.

I think the industry has been hurt. But slowly, I think, we are — I think the US government takes a very serious look. And so we are somewhat optimistic. But Joe stays very close with that segment of the business. Joe, perhaps, you could give bit of an update.

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

Sure, Frank. In response to your question, it's really not possible, given the way the business has evolved and changed overtime to draw white line segregations between the old racing business and the new racing business, particularly at Gulfstream, after the introduction of slots, because the entire 195 million that has been spent to date has been spent to create one integrated racing and entertainment complex, where you have the same foodservice amenities, the same entertainment amenities feeding both the — if you try to look at the slot operations as a separate business — both the slot operation and the racing business.

And since a very important part, as Frank was just describing, of the racing business is now and will be in the future, the export of the signal into hopefully homes and living rooms literally around the world to say, "Okay, we spent this capital on specifically improving only the racing business and this capital on a different business called slots, and here is the ROI and each of the spends." We don't really look at it that way. I don't think the way in which the businesses are integrated together, you can't look at it that way.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

How about this? Can you tell me just what Gulfstream used to do in the way of EBITDA before the renovation effort?

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

Blake, do you have them?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes. I mean it used to do between $7 million and $10 million depending on the — .

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

I would like add, it would be an unfair comparison because when we — the facilities were outdated right, so by tearing bring it down, the construction time we have, so basically we operated for the last two seasons, one season out of tents and the other clubhouse wasn't totally finished. Right. So it was an unfair comparison.

I think we could see, I think this winter will be weaker, type of comparison. I would like to add to Joe's comment that Churchill Downs, which is major player in the horse industry with Magna. I think we have very good dialogues now, and I think, I am very optimistic that over the next few months that steps will be undertaken, which will be good for both companies, but for the horse racing industry at all, because there is lot of poaching, there is lot of bets being chaneled offshore and I believe we somewhat be able channel that back to legitimate the horse racing industry. And again I am optimistic on that. And that's type of industry quite a bit.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

And one more thing and this kind of a one-off. I believe with the purchase of AmTote you get an interest in RaceTech. Do you have a partial interest in RaceTech, or do you own the whole thing? I guess could you comment a little bit on what you believe the prospects for instance racing are what type of opportunity is that based on legislative environment in Arkansas?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Sure. First, sort of taking those reverse orders. So far the results that have been obtained from the deployment of the RaceTech, the instant racing machine in Arkansas have been very encouraging. We are at present — we are viewing the legal and regulatory climate at other jurisdictions around the country to see what the possibilities are to introduced the machines in other jurisdictions.

Oregon is, I guess, the top of that list in terms of places where we would hope to expand the deployment of the instant racing games. They have been very, very well received by the public. RaceTech is a separate company from AmTote, however, and as a result of our acquisition of AmTote we will not be taking a position per say in RaceTech. Although, there will be supply agreements and there are existing in more continued supply agreements between AmTote and RaceTech where AmTote will continue to provide their present function of manufacturing machines for RaceTech.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

Okay. Did they not have a partial ownership stake in that entity that would now be — that you guys would now have?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

The prior — well they're still exiting, we haven't close the transaction yet. But the principles at AmTote do have take in RaceTech, but AmTote International as a corporate does not have a stake in RaceTech.

George Smith — Davenport & Co. of Virginia, Inc. — Analyst

Okay. That's helpful. Thank you.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Sure.

Operator

Our next question comes from the line of Brian Warner of Performance Capital. Please go ahead sir.

Brian Warner — Performance Capital — Analyst

Hi. Most of my questions were answered. I have a couple of questions. The first would be why would the company sell equity at what I assume you perceive significant discount the market value of the asset when you could, alternatively, you had mentioned sometime some months ago itself may be minority interest in perhaps Santa Anita or another property?

And the other question would you consider on outright sale of any of your tracks to raise capital in lieu of some sort of equity financing? Thanks.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

We have to evaluate that. I mean to sell a portion of Santa Anita or Gulfstream, whatever. It's the same thing, if you would sell actually or if you reduce your equity, right? You have to assess that what would be — where would the shareholders be better off. So we are doing a number of evaluations now, because we do have people interested in getting equity as well as people who want to participate in individual racetracks. So we are assessing that. And again, I am optimistic that we bring down that drastically by the end of the year.

Brian Warner — Performance Capital — Analyst

Okay. And just one last question. Do you have any interest whatsoever in the NYRA and/or maybe what do you think is going to happen there?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Well, we have an interest. We have — we are part of the bid proposal. But we made it quite clear that the bid proposal, we would include other partners. Some might be in real estate. Some might be in casinos. Some might be wealthy horseman. So we are in the midst now talking to a number of interesting groups. And we can't get you the details.

But we do hope that somewhere we would be involved in New York racing in a minority — in a minority position. But the signal would be very important to us. And that's one of the primary reasons, the signal for — it means basically the content of New York racing. So that's our primary interest. And I think at this time, we have fairly good conversations with a number of interesting partners.

Brian Warner — Performance Capital — Analyst

Thank you.

Operator

Our next question comes from the line of Steve Velgot of Cathay Financial. Please go ahead, sir.

Steve Velgot — Cathay Financial — Analyst

Yes, just a few questions from me concerning the real estate developments at Gulfstream and then out in California. It looks like you have some hearings down in Hallandale in a couple of weeks. And I wanted to know if that's one of the last hurdles you need to clear down at Gulfstream in order for Forest City to actually begin construction of the mix-use facility down there?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Forest City, as most of you might know, is one of the premier shopping mall developers and operators. And we have an agreement with them and my understanding now is they are in the final phases to get the total approval. And I think Forest City is somewhat optimistic they might start digging maybe late on in the year or early next year.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes, Steve, the hearing you referred to is one of the last steps in the process. So we expect to be through all the steps sometime in the fourth quarter. And then, we'll start planning for the construction after that and possibly after the completion. You're right.

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

And in regards to Santa Anita, we have signed a development agreement with Rick Caruso, which is one of the foremost shopping mall developers in California and Los Angeles. So that's been signed a few weeks ago.

Steve Velgot — Cathay Financial — Analyst

Okay. And then I had read that it looked like potential development at Golden Gate has run into some legal challenges or difficulties. What's kind of your view on what ends up happening there? Or, you know, do you have any recourse if development is not allowed within 600 or 700 feet from the shoreline?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

We have — again, we have as our partner, Rick Caruso. Rick is a very well-known Californian and, you know, one of the — he's got great reputation and he is working on that project. And — well, California is not an easy place to develop or to do business, right? But again, we're optimistic and Rick Caruso is optimistic that — and he — Rick Caruso has got approvals in we're assuming in a lot of difficult situations. And again, that's why we chose him. And again we're optimistic that developments will take place there.

Steve Velgot — Cathay Financial — Analyst

Okay. And then just one last one. Not to put you too much on the spot, Frank, but I think you alluded to on a pervious call that if you were able to get in the market and buy some stock for yourself that you would like to do that. And, I haven't seen any thing in terms of filings, but I'd be curious if you haven't been allowed to be in the market if kind of the windows have been closed or if you don't think the stocks are good enough value here at — ?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Yes. Naturally, this is always very sensitive. But I'm still a great believer and that a lot of my entities and a lot of my resources do go into MEC. And hopefully within the next two months, you know, via the various things we do, people can see that very, very, very much committed to MEC, financially as well as just to give it my time.

Steve Velgot — Cathay Financial — Analyst

All right. Thank you.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Okay.

Operator

Our next question comes from the line of Ryan Worst of Brean Murray. Please go ahead.

Ryan Worst — Brean Murray — Analyst

Thanks. Good morning, guys. Just a couple of questions. Blake, could you just provide details on the one-time expenses in the quarter like severance stock comp? And I think you also said that there is some write-offs in the technology division?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes. That severance was about a $1 million. This quarter's stock compensation expense was a couple of hundred thousand dollars and the write-offs in the technology were about 2.3.

Ryan Worst — Brean Murray — Analyst

Okay. And then are you — did you guys stop providing the track level data or the regional segment data?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

No. That's in the notes we have for Meadows Entities that we released yesterday, Ryan?

Ryan Worst — Brean Murray — Analyst

Okay. I must have missed it. And then, a couple of more questions. Could you kind of go over your obligations, financial obligations that you have again, in case I missed it, over the near-term and how you expect to fund them?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Well, the main — the critical obligations were the senior secured credit facility and the bridge loan. The senior secured credit facility was due on July 31st, which we extended to November the 6th, actually increased and extended. And the bridge loan with their parent company was due on August 31st, which we extended to December, the 6th. So the anticipation is that what we would close the Meadows by the end of October and be able to satisfy those obligations.

Ryan Worst — Brean Murray — Analyst

So the Meadows would satisfy both obligations?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

While, the — the first note which is due on the closing of Meadows is $175 million. And the bridge loan is for $100 million and the total senior secured credit facility is $64 million.

Ryan Worst — Brean Murray — Analyst

Okay. Great. Thanks. And then maybe Joe or Frank, could you touch upon your estimates for how much wagering is actually going offshore, and maybe some of the options that you and the rest of the industry have to get, that wagering back through to the tracks?

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

Sure. The — it's really difficult to give you an accurate estimate of the amount of wagering that is going offshore right now. I mean, if you start with the overall US wagering market — North American wagering market of about 15 billion, the recorded ADW market.

When you take into account all of the local and regional operators is about 20% of that — excuse me — about 15% of that about 2 billion. The amount it's going — you've seen all types of different estimates because there is no way to really accurately measure exactly how much is, in fact, going offshore. But I think it's fair to say that it is now running in the billions.

One of the ways — there is a whole variety of different ways that would take far too long going into all the detail now but how to try to fight and combat that. One of the issues is certainly through appropriate federal legislation at the NTRA as lobbying form Washington, right now. That would help, that would restrict the ability of US residents to use credit cards to make deposits in the offshore wagering accounts.

At the other end of this spectrum the other way to do it is to help to improve and rationalize the US business. And that's something that we're working very actively on to improve the quality of both, the technology and the information. That we make available through its prospect to our customers in North America to do on a wager from home.

So though have lesser incentive to go offshore. Of course, one of the biggest, biggest single competitive challenges that we face is the offshore operators because they are operating outside of the bounds of US law. In addition to offering horseracing are also able to offer wagering on sports and a variety of other wagering options that we as licensed and regulated US Company are not able to offer.

And that's where, again, the getting the appropriate federal legislations successfully passed to help control that problem is going to be an important piece of the puzzle.

Ryan Worst — Brean Murray — Analyst

Okay. So is that the chose up federal legislation that's currently being debated in the Senate that would curb the — that would solve the credit card issue?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Yes.

Ryan Worst — Brean Murray — Analyst

Okay. And then, just one more question. Any more detail you could give on the timing of those additional 1,000 slot machines in Florida, I mean are we talking fourth quarter or well into next year first quarter, second quarter?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

I — we've designed to fielding, you know, with the anticipation to get slots, right.

Ryan Worst — Brean Murray — Analyst

Right.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

So basically, we on the south side, we have to put up three walls that could go fairly quickly. And I do hope that by late spring, that we have the extra 1,000 machines installed.

Ryan Worst — Brean Murray — Analyst

Okay. Great. Thank you.

Operator

Our next question comes from the line of James Mosher of The Daily Record. Please go ahead, sir.

James Mosher — The Daily Record — Analyst

Thank you very much. Good morning, gentlemen.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Good morning.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Good morning.

James Mosher — The Daily Record — Analyst

I didn't see any mention of the Preakness or the Pimlico meet in the press release. Could you comment on the financial, if you were satisfied with the financial performance of the Preakness and the Pimlico meet?

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

Sure. This is Joe. We were very happy with that. James, the — in fact, we're pretty much right on budget. It obviously — it — the financial results for that meet are very heavily dependent upon the number of horses there were in the Preakness. And while we did have small field leaving that something that that is often, it's a variable that we can't exercise our huge amount of control over obviously.

In 2005, we have 13 horse fields that was very heavily down themselves. We enjoyed a tremendous — tremendous wagering volume in 2005 with only in eight-horse field and with that Barbara being a very heavy augmentable in 2006 that led to our — the numbers being down. We are slight off with the records that we set in 2005. But overall, in terms of the financial performance all in for all revenues from all sources, we were exactly smack on budget for the 2006 weaknesses and so we are very pleased.

James Mosher — The Daily Record — Analyst

Second question. Mr. Stronach mentioned in the conference call for the first quarter about some possible real estate sales at Laurel Park. Can you see — like how much acreage is being considered for sale and how far along the talks are?

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

the most — the primary real estate there, James, is the roughly 70 acres that we have in north side, you are familiar with the side, I mean, north side that where we're attract in Howard County. But right now, is really just an extra cocking last that we no longer need. We are in talks with several interested purchasers and so that's what that is right now.

James Mosher — The Daily Record — Analyst

I see. Thank you very much, gentlemen.

Joe De Francis — Magna Entertainment Corporation — EVP of Technology

sure.

Operator

Our next question comes from...

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Operator, can we just — can we take one more call.

Operator

Yes. Our next question comes from the line of Anoop Prihar of GMP Securities. Please go ahead.

Anoop Prihar — GMP Securities — Analyst

Good morning. Blake, just a couple of questions on the quarter. Did I hear you correctly at the beginning when you said there was about $6 million in one-time charges?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

It was about 3.3. We had severance of 1 and 2.3 for write-offs at XpressBet.

Anoop Prihar — GMP Securities — Analyst

Okay. And then, the technology EBITDA in the quarter, I mean, it was down quite a bit year-over-year a loss of two versus, incremental profitability in the year ago, what happened there?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

That was 2.3 of the XpressBet charges that I just mentioned....

Anoop Prihar — GMP Securities — Analyst

Oh I see, that's what that was.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes.

Anoop Prihar — GMP Securities — Analyst

Okay. And just — only at the Q1 conference call, I think, Frank at that time you had indicated that the golf courses would be sold by July the latest. I mean I don't want to believe the point but I just do want to make sure that we are on track to get some sort of news there in a very near-term.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

We — well, I guess, I'm very optimistic within the next two to three weeks.

Anoop Prihar — GMP Securities — Analyst

Okay. That's it for me. Thank you.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Thank you.

Operator

Our next...

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes. We'll allow one more question.

Operator

One more.

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

Yes.

Operator

Your next question comes from the line of [Brett Fialkoff] of [PQ Management]. Please go ahead.

Brett Fialkoff — PQ Management — Analyst

At this point, how does Sacramento strategically fit with our portfolio?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Sacramento?

Blake Tohana — Magna Entertainment Corporation — EVP and CFO

You mean Dixon Downs?

Brett Fialkoff — PQ Management — Analyst

Yes. Dixon Downs, yes.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

It fits in that — there is two race tracks in — we call it in Northern California, our two major racetracks. There is some fairgrounds racing, which sort of — and Bay Meadows' most likely will be a real estate development. So this would allow us to be a major player in California, having the racetrack down in Santa Anita and the two racetracks — Golden Gate is kind of — it's more valuable for development.

So we would have a minimum of stalls there and in order to run a very good meeting we would need more horses and that's was the primary reason, we did buy farmland at the time at a reasonable price, I think the increase on the land there is, it's come way up — but there is a lot of people kind of moving in the northern California, Sacramento area. We still believe this would be a great track there and the chance are very good now that I too think we are in the final stages there to where perhaps, we might get the approval, the rezoning for race track.

Brett Fialkoff — PQ Management — Analyst

Given that in Ohio, it looks like slots will be on the ballot. Have there been legitimate offers to do something to partner in Ohio or is it kind of a wait and see?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

No. I think we have — just for your information, it requires × signatures and that I believe it requires 300,000 signatures but over 600,000 signatures were submitted, right. So the chances for a slot referendum that slots could be gotten there and naturally, the sure it is, the bad it is that the high enterprise would be if we get partners in there.

And with next let's say two months or so. We have to make our mind that we wake to get maybe a full appreciation of the property. We would never show at a 100%, we would in all likely heard, we — our main business is still racing and I believe in the long run racing would be ahead of slots. But in the mean time, slots would be very helpful so we have some very serious people now, which would like today see the handwriting on the wall.

But again, we have to play with the numbers how much equity can we issue, what assets could be sell, which would not work our business. So I think I believe I must see what in the next three months. I think we see a very clear picture now, very little fact and a very clear direction where we are going to be. I think we reached the bottom of the valley and time optimistic we're just on the up hill.

Brett Fialkoff — PQ Management — Analyst

And finally, last quarter you mentioned in the CEO search you are looking for horsemen, which I and a bunch of other shareholders don't really understand given that our cash flow from gaming operation are going to worth any racing number no matter what and especially now that Joe's on board, I hope and kind of wondering how you feel that are you looking for CEO with gaming experience or are you still sticking to an executive with — who is a horsemen?

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

I think again it — if somebody would happen low of each would be preferable. If you have a horsemen, which run the business or as a major functionary of the company and has a love for horses and understanding for horses, that would be okay. And naturally, if we have somebody with a good track record, but who was involved in the gaming industry. So we do have some candidates now and I've seen some they seem okay. And hopefully again within the next few months, we will have the right person to sort of lead this company in the future.

Brett Fialkoff — PQ Management — Analyst

Okay. Because I think if you called every person on this phone call they would want a gaming executive. Thanks Frank.

Frank Stronach — Magna Entertainment Corporation — Chairman and Interim CEO

Okay. Thank you.

Okay. Thank you. If you naturally can always call Blake Tohana you know if you got any specific questions. But I think, thank you for participating in this conference call. And well good luck to everybody. Thank you.

Operator

Ladies and gentlemen, this does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your lines. Have a nice day.

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EXHIBIT 99.1